EXHIBIT NO. 99

Contacts:

	For Bassett Furniture Industries Inc.:	For Costa Brava:

	Barry C. Safrit, S.V.P., CFO	Jay Scollins, CFO
	(276) 629-6757 – Investors	(617) 595-4407
(276) 629-6332 – Fax
Jay S. Moore, Dir. of Communications
For Immediate Release	(336) 389-5513 – Media

News Release

BASSETT AND COSTA BRAVA END POTENTIAL PROXY CONTEST

(Bassett, Va.; Boston, MA) – April 10, 2008 – Bassett Furniture Industries Inc. (Nasdaq: BSET) and Costa Brava Partnership III L.P. today announced that they have resolved their potential proxy contest.

Pursuant to an agreement entered into today, Costa Brava will support the nominees proposed by Bassett for election and will withdraw its proposed nominees for election to the Bassett Board of Directors at the 2008 Annual Meeting of Bassett’s stockholders. Bassett and Costa Brava have agreed that a mutually agreed upon shareholder representative may attend the Board meetings as an observer for a certain period of time. Bassett will withdraw the litigation between the parties pending in the Circuit Court of the County of Henry, Virginia.

“We are pleased to have reached this settlement with Costa Brava, which we believe is in the best interests of all Bassett shareholders, customers and employees,” said Robert Spilman Jr., Bassett’s CEO. “The plan to return capital to shareholders outlined by the Board is the result of several months of work by the management of the Company, its Board and its advisors, including most recently assistance from investment bank Stephens Inc. and conversations with several of the Company’s major shareholders, including Costa Brava. It is time to redirect all of the company’s efforts to the business.” Mr. Spilman concluded, “I want to thank all of Bassett’s shareholders, employees, dealers and customers for their support of, and dedication to, our business during this period.”

Seth Hamot, the president of Roark, Rearden & Hamot, LLC, which is the general partner of Costa Brava likewise stated, “We are pleased to have reached this agreement with Bassett and strongly believe that it is in the best interests of all Bassett shareholders, employees, dealers and customers. We support the Board’s recent announcements regarding its plan to unlock shareholder value and look forward to its implementation.”

The agreement between Bassett and Costa Brava also includes customary standstill and expenses reimbursement provisions.

About Bassett Furniture Industries, Inc.

Bassett Furniture Industries, Inc. (Nasdaq: BSET), is a leading manufacturer and marketer of high quality, mid-priced home furnishings. With approximately 130 Bassett stores, Bassett has leveraged its strong brand name in furniture into a growing network of corporate and licensed stores that focus on providing consumers with a friendly environment for buying furniture and accessories. The most significant growth vehicle for Bassett continues to be the Company’s dedicated retail store program. Bassett’s retail strategy includes affordable custom-built furniture that is ready for delivery in the home within 30 days. The stores also feature the latest on-trend furniture styles, more than 1,000 upholstery fabrics, free in-home design visits, and coordinated decorating accessories. For more information, visit the Company’s website at bassettfurniture.com.

Certain of the statements in this release, particularly those preceded by, followed by or including the words “believes,” “expects,” “anticipates,” “ intends,” “should,” “estimates,” or similar expressions, or those relating to or anticipating financial results for periods beyond the fiscal year 2007, constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. For those statements, Bassett claims the protection of the safe harbor for forward looking statements contained in the Private Securities Litigation Reform Act of 1995. In many cases, Bassett cannot predict what factors would cause actual results to differ materially from those indicated in the forward looking statements. Expectations included in the forward-looking statements are based on preliminary information as well as certain assumptions which management believes to be reasonable at this time. The following important factors, among others, affect Bassett and could cause actual results to differ materially from those indicated in the forward looking statements: delays or difficulties in converting some of its non-operating assets to cash, the securities markets, including stock price levels, tax planning considerations, negotiations with third parties who have an interest in some of non-operating assets in which the Company has an interest, the proxy solicitation currently being pursued by a third party and related litigation, economic, competitive, governmental and other factors identified in Bassett’s filings with the Securities and Exchange Commission, and the effects of national and global economic or other conditions and future events on the retail demand for home furnishings.

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